TIMKEN

Timken Increases Outlook for 2018

•	Improved outlook driven by higher demand across the industrial, off-highway and heavy truck sectors

•	Company now expects sales to be up [12 to 13] percent in 2018, with GAAP earnings per diluted share of [$3.35 to $3.45] and adjusted earnings per diluted share of [$3.50 to $3.60]

NORTH CANTON, Ohio: [March 19, 2018] - The Timken Company (NYSE: TKR; www.timken.com), a world leader in engineered bearings and mechanical power transmission products, announced today that it is increasing its sales and earnings outlook for 2018.

“We’ve had a strong start to 2018, with shipments and incoming orders exceeding what we anticipated earlier this year,” said Richard G. Kyle, president and chief executive officer. “As a result of the improved market strength and our continued outgrowth and operational excellence initiatives, we are increasing our sales, earnings and margin outlook for 2018.”

The company now expects 2018 revenue to be up [12 to 13] percent in total versus 2017. Within its operating segments, the company estimates:

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Mobile Industries sales to be up approximately [13 to 14] percent in 2018, driven primarily by organic growth in the off-highway and heavy truck sectors, as well as the benefit of acquisitions and favorable currency; and

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Process Industries sales to be up approximately [11 to 12] percent in 2018, driven by organic growth in the industrial sectors, including distribution, services and original equipment, as well as favorable currency.

Timken now anticipates 2018 earnings per diluted share to range from [$3.35 to $3.45] for the full year on a GAAP basis. Excluding anticipated restructuring expense of $0.15 per share, the company expects 2018 adjusted earnings per diluted share to range from [$3.50 to $3.60].

Bank of America Global Industrials Conference

As previously announced, Timken will participate in the Bank of America Merrill Lynch Global Industrials Conference tomorrow, March 20, at 10:35 a.m. in London (6:35 a.m. Eastern Daylight Time). Presenting on behalf of Timken will be Philip D. Fracassa, executive vice president and chief financial officer. A live webcast of the presentation will be available for download at http://investors.timken.com.

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TIMKEN

About The Timken Company
The Timken Company (NYSE: TKR; www.timken.com) engineers, manufactures and markets bearings, gear drives, automated lubrication systems, belts, chain, couplings and related products, and offers a spectrum of powertrain rebuild and repair services. The leading authority on tapered roller bearings, Timken today applies its deep knowledge of metallurgy, tribology and mechanical power transmission across a variety of bearings and related systems to improve the reliability and efficiency of machinery and equipment all around the world. The company's growing product and services portfolio features many strong industrial brands including Timken®, Fafnir®, Philadelphia Gear®, Groeneveld®, Drives® and Lovejoy®. Known for its quality products and collaborative technical sales model, Timken posted $3 billion in sales in 2017. With more than 15,000 employees operating from 33 countries, Timken makes the world more productive and keeps industry in motion.

Certain statements in this release (including statements regarding the company's forecasts, estimates, plans and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information regarding the company’s sales and earnings outlook for 2018, are forward-looking.
The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the company's ability to respond to the changes in its end markets that could affect demand for the company's products; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; fluctuations in raw material and energy costs; the impact of changes to the company's accounting methods, including the actual impact of the adoption of mark-to-market accounting; weakness in global or regional economic conditions and capital markets; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies; the impact on operations of general economic conditions; fluctuations in customer demand; the impact on the company's pension obligations due to changes in interest rates, investment performance and other tactics designed to reduce risk; the company's ability to complete and achieve the benefits of announced plans, programs, initiatives, and capital investments; the actual impact of the Tax Cuts and Jobs Act of 2017 on the company’s global effective tax rate; and retention of U.S. Continued Dumping and Subsidy Offset Act distributions. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2017, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
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Media Relations:
234.262.3514
mediarelations@timken.com

Investor Relations:
Jason Hershiser
234.262.7101
jason.hershiser@timken.com

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